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                                                                   Exhibit 23.03


The Board of Directors
Fairchild Semiconductor International, Inc.:

We consent to the inclusion of our reports dated June 30, 1999, with respect to the consolidated balance sheets of Fairchild Semiconductor International, Inc. as of May 31, 1998 and May 30, 1999, and the related consolidated statements of operations and stockholders' equity (deficit) for each of the years in the three-year period ended May 30, 1999, and the related consolidated statements of cash flows for the years ended May 31, 1998 and May 30, 1999, and the related schedules, which reports appear in this Registration Statement, and to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-1.

As discussed in Note 18 to the financial statements, the Company changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

                                                   KPMG LLP


Boston, Massachusetts
July 30, 1999